Exhibit 99.1

Hercules Capital Reaches $10.0 Billion Milestone in Total Debt Commitments Since Inception

The Hercules team would like to sincerely thank its diversified group of innovative entrepreneurs and seasoned operating executives and their venture capital partners and financial sponsors for helping us reach this milestone

PALO ALTO, Calif., January 14, 2020 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that it has originated more than $10.0 billion in total debt commitments since the Company’s inception in December 2003.

“We could not be more pleased to achieve this milestone which is a testament to the strength and longevity of the Hercules platform,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules Capital. “Since the Company’s inception, we have worked tirelessly to create a company whose strong brand, scale, underwriting discipline and track record would provide the competitive advantage in the market that Hercules enjoys today. By almost every measure we have achieved those goals.”

Bluestein concluded, “Our ability to successfully provide flexible growth capital to some of the most potentially innovative, disruptive and promising companies in our core sectors over the last 16 years is directly attributable to our world-class investment team and dedicated employees. More importantly, we are thankful for the continued trust and confidence these companies and their investors have placed in Hercules. This is an achievement that would not have been possible without them.”

Select Achievements Since December 2003

●	More than 490 highly diversified portfolio companies have chosen Hercules as their debt financing partner

●	Partnered with more than 1,000 different venture capital and private equity sponsors who have backed the innovative growth portfolio companies we have financed

●	Over 160 Hercules portfolio companies have experienced an IPO or M&A liquidity event

●	$2.3 billion in total assets under management (“AUM”), as of September 30, 2019

●	Recognized cumulative total net realized gain/(loss) since inception of ($26.5 million), which implies an effective annualized loss rate of 0.018%, as of September 30, 2019

●	Over 40 investment professionals located in the key venture capital markets

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.0 billion to over 490 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com